Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

March 7, 2024

Microchip Technology Incorporated

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

Re:	Microchip Technology Incorporated – Issuance and sale of $1,000,000,000 Aggregate Principal Amount of 5.050% Senior Notes due 2029

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3ASR (the “Registration Statement”), filed by Microchip Technology Incorporated, a Delaware corporation (the “Company”), Atmel Corporation, a Delaware corporation (“Atmel”), Microchip Holding Corporation, a Delaware corporation (“Holding”), Microchip Technology LLC, a Delaware limited liability company (“MT LLC”), Silicon Storage Technology, Inc., a California corporation (“SST Inc.”), Microsemi Corporation, a Delaware corporation (“Microsemi”), and Microsemi Storage Solutions, Inc., a Delaware corporation (“Microsemi Storage”, and together with MT LLC, SST Inc., Atmel, Holding and Microsemi, each a “Guarantor” and, collectively, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the proposed issuance and sale, from time to time, by the Company of debt securities and guarantees by each Guarantor of such debt securities, with an indeterminate amount as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Act.

Under the Registration Statement, the Company has issued $1,000,000,000 in aggregate principal amount of 5.050% Senior Notes due 2029 (the “Notes”), pursuant to an Indenture, dated as of February 29, 2024 (the “Base Indenture”), between the Company and Computershare Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 7, 2024 (the “Supplemental Indenture” and the Base Indenture as so supplemented, the “Indenture”), among the Company, the Guarantors and the Trustee. The Notes were sold pursuant to an Underwriting Agreement, dated March 5, 2024 (the “Underwriting Agreement”), among the Company, the Guarantors, J.P. Morgan Securities LLC, BNP Paribas Securities Corp. and BofA Securities, Inc., as representatives of the several underwriters named in the Underwriting Agreement. The Notes will be guaranteed by each Guarantor (each, a “Guarantee” and, together with the Notes, the “Securities”).

We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the base prospectus, dated February 29, 2024, together with the documents incorporated by reference therein, filed with the Registration Statement (the “Base Prospectus”); the preliminary prospectus supplement, dated March 5,

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Microchip Technology Incorporated

Atmel Corporation

Microchip Holding Corporation

Microchip Technology LLC

Silicon Storage Technology, Inc.

Microsemi Corporation

Microsemi Storage Solutions, Inc.

March 7, 2024

2024, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Securities; the free writing prospectus, dated March 5, 2024, in the form filed with the Commission pursuant to Rule 433 of the Securities Act; the final prospectus supplement, dated March 5, 2024, in the form filed with Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Securities (collectively with the Base Prospectus, the “Prospectus Supplement”); the Indenture and the Notes. In addition, we have examined such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In our examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than by the Company and the Guarantors); (v) the legal capacity of all natural persons; and (vi) that the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture and that the Indenture will be a valid and binding obligation of the Trustee. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and each Guarantor.

We express no opinion herein as to the laws of any jurisdiction, other than the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Corporations Code of the State of California (solely with respect to SST Inc.), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Microchip Technology Incorporated

Atmel Corporation

Microchip Holding Corporation

Microchip Technology LLC

Silicon Storage Technology, Inc.

Microsemi Corporation

Microsemi Storage Solutions, Inc.

March 7, 2024

Our opinions are limited by the effect of statutes and rules of law protecting guarantors, including those (i) which may discharge a guarantor if the beneficiary of the guaranty alters the obligation of a principal, fails to inform the guarantor of material information pertinent to the principal, elects remedies that may impair the subrogation or reimbursement rights of the guarantor against the principal, or otherwise takes any action which prejudices the guarantor, without obtaining consent of the guarantor, and (ii) relating to waivers or subordination by a guarantor of its rights against the principal or otherwise. With respect to the Guarantors that are Delaware corporations, we have assumed that the execution, delivery and performance of the Guarantees are necessary and convenient to the conduct, promotion, and attainment of the business of such Guarantors.

We express no opinion as to the enforceability or legal effect of any provision of the Underwriting Agreement, the Indenture or the Securities purporting to reinstate, as against any obligor or guarantor, obligations or liabilities of such obligor which have been avoided or which have arisen from transactions which have been rescinded or the payment of which has been required to be returned by any court of competent jurisdiction.

Based on such examination and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we are of the opinion that (i) the Notes have been validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, (ii) each Guarantee has been validly issued and constitutes the valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms, and (iii) the Securities are entitled to the benefits of the Indenture.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Base Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.